Exhibit 10.5

PROMISSORY NOTE

$125,000.00	August 1, 2010

FOR VALUE RECEIVED, the undersigned, Corgenix Medical Corporation (“Maker”) hereby promises to pay to the order of Medical & Biological Laboratories, Co., Ltd., with a principal place of business at 510 Marunouchi 3 Chome, Naka-ku, Nagoya 460-0002 Japan (“Holder”), the sum of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($ 125,000.00), together with interest on the unpaid principal amount from time to time outstanding at the rates hereinafter provided until paid in full; provided that all outstanding amounts due under this note shall be payable no later than August 1, 2012.  The principal amount of this note shall be payable in monthly installments and interest on the unpaid principal balance shall be due and payable together with each payment of principal, all as hereinafter set forth. The proceeds of this note are to be used to repurchase 220,071 shares of Maker’s common stock currently held by Holder.

1.  The rate of interest payable hereunder shall be the sum of (x) the Prime Rate plus (y) two percent (2%) per annum.  For purposes of this note, the “Prime Rate” shall mean the Prime Rate (expressed per annum) as reported in The Wall Street Journal in its money rates column as being the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks, or as otherwise reported therein from time to time.  The rate of interest payable hereunder shall be changed effective as of that day on which a change in the Prime Rate becomes effective.

2.  For as long as any principal amount of this note remains outstanding, and subject to the prepayment provision herein, Maker shall make principal payments to Holder in monthly installments payable on the first day of each calendar month, commencing September 1, 2010, as follows: the first twenty three (23) monthly installments shall each be in the amount of FIVE THOUSAND TWO HUNDRED DOLLARS ($5,200); and the final monthly installment shall be in the amount of FIVE THOUSAND FOUR HUNDRED DOLLARS ($5,400).

3.  After the occurrence of an Event of Default (as hereafter defined) interest shall be payable on the unpaid principal balance hereof from time to time outstanding at a rate per annum equal to the interest rate applicable hereunder plus two percent (2%), until such Event of Default is cured or waived by the Holder.  Any payment hereunder not paid within fifteen (15) days after the date such payment is due shall be subject to a late fee equal to ten percent (10%) of the amount due.

4.  Interest shall be calculated on the basis of a 360-day year times the actual number of days elapsed.  At Holder’s discretion, all payments will be applied first to unpaid accrued interest, then to principal, and then any balance to any charges, costs, expenses or late fees outstanding.  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

5.  In case of dissolution, termination of existence, insolvency, or business failure of the Maker of this note, appointment of a receiver of any part of the property of Maker, levy on or attachment of any of the property of Maker, assignment for benefit of creditors by or commencement of any proceedings under the United States Bankruptcy Code or any insolvency law by or against Maker, or if the undersigned shall default in the payment or performance of any other obligation to or agreement with the Holder (each of the foregoing constituting an “Event of Default” hereunder) this note shall, at the option of the Holder, forthwith become due and payable without notice or demand.

6. The Maker may, without premium or penalty, prepay the unpaid principal balance hereunder in whole or in part on any date; provided, however, that any prepayment of less than the whole shall be applied to installment payments in the inverse order of maturity.

7. Maker agrees to pay all costs and expenses, including without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement or collection of this note and any other agreements, instruments and documents executed in connection herewith.

8. Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assents to any and all extensions or postponements of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any occasion.

9. This instrument shall be governed by the laws of The Commonwealth of Massachusetts.  For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or outside such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.  MAKER AND HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY AND ALL RIGHTS TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR RELATING HERETO AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

- signature page follows -

Executed as an instrument under seal as of the date first above written.

:

MAKER: CORGENIX MEDICAL CORPORATION

By:	s/Douglass T. Simpson

Name:	Douglass T. Simpson

Title:	President and CEO

		principal	stock
		payment	repurchase
2010	S	$5,200
	O	$5,200
	N	$5,200	27,508
	D	$5,200
2011	J	$5,200
	F	$5,200	27,508
	M	$5,200
	A	$5,200
	M	$5,200	27,508
	J	$5,200
	J	$5,200
	A	$5,200	27,508
	S	$5,200
	O	$5,200
	N	$5,200	27,508
	D	$5,200
2012	J	$5,200
	F	$5,200	27,508
	M	$5,200
	A	$5,200
	M	$5,200	27,508
	J	$5,200
	J	$5,200
	A	$5,400	27,515